UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Lyra Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39273	84-1700838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 393-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On May 16, 2024, the Board of Directors (the “Board”) of Lyra Therapeutics, Inc. (the “Company”) approved a reduction in the Company’s current workforce by up to 87 employees, effective on or about May 21, 2024 with respect to approximately 80 employees and effective on or about June 20, 2024 with respect to approximately seven employees. The Board’s decision was based on cost-reduction initiatives intended to reduce the Company’s ongoing operating expenses and maximize shareholder value. The reduction in force included John E. Bishop, Ph.D., the Company’s Chief Technology Officer. At this time, the Company is unable to make a good faith determination of an estimate or a range of estimates as required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to workforce reduction actions. The Company will file an amendment to this Current Report on Form 8-K after it makes such a determination of such estimate or range of estimates.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2024, John E. Bishop, Ph.D. was informed that his position was being eliminated in connection with the reduction in force described in Item 2.05 of this Current Report on Form 8-K, effective on or about June 20, 2024. In connection with his termination, the Company expects to enter into a separation agreement with Dr. Bishop pursuant to which Dr. Bishop will be eligible to receive the severance payments and benefits under his employment agreement with the Company in exchange for executing a general release of claims in favor of the Company.

On May 16, 2024, the Board approved certain cash retention payments to each of Maria Palasis, Ph.D., the Company’s President and Chief Executive Officer, and Jason Cavalier, the Company’s Chief Financial Officer, in an amount equal to $375,000 and $266,666 respectively, in each case, payable in three installments through May 1, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s determination of anticipated charges associated with the reduction in force; the anticipated financial and operational impacts of our restructuring initiatives; and entrance into a separation agreement with Dr. Bishop. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2024 and its other filings with the SEC. Readers are urged to consider these factors carefully and under the totality of the circumstances when evaluating the forward-looking statements made in this Current Report on Form 8-K, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2024	Lyra Therapeutics, Inc.

	By:	/s/ Jason Cavalier
Jason Cavalier
Chief Financial Officer